        As filed with the Securities and Exchange Commission on December 6, 1999
                                      Registration Statement No. 333-___________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            _______________________

                                   Form S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                            ______________________

                            Southwest Bancorp, Inc.
            (Exact Name of Registrant as Specified in its Charter)

                   Oklahoma
      (State or Other Jurisdiction of                    73-1136584
      Incorporation or Organization)            (IRS Employer I.D. Number)

           608 South Main Street, Stillwater, Oklahoma        74074
          (Address of Principal Executive Offices)         (Zip Code)

                   Southwest Bancorp, Inc. 1999 Option Plan
                             (Full Title of Plan)

                                 Rick J. Green
                     President and Chief Executive Officer
                            Southwest Bancorp, Inc.
                             608 South Main Street
                          Stillwater, Oklahoma 74074
                                (405)-372-2230
          (Name, Address, and Telephone Number of Agent for Service)

                                  Copies to:

                         James I. Lundy, III, Esquire
                            Noel M. Gruber, Esquire
                        Kennedy, Baris & Lundy, L.L.P.
                                  Suite P-15
                              4701 Sangamore Road
                           Bethesda, Maryland 20816
                      ___________________________________

                        CALCULATION OF REGISTRATION FEE

                                     Proposed
    Title of         Amount to        Maximum       Proposed Maximum      Amount of
 Securities to          be          Offering per   Aggregate Offering   Registration
 be Registered       Registered      Share (1)          Price (1)           Fee
-----------------------------------------------------------------------------------------------
Common Stock,        420,000         $21.125        $8,872,500            $2,342.34
$1.00 par value      shares
-----------------------------------------------------------------------------------------------

(1) Based upon the average of the high and low prices of the Common Stock reported in the consolidated reporting system on December 2, 1999, in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  Incorporation of Certain Documents by Reference.

     The following documents filed by Southwest Bancorp, Inc.("Southwest") with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

     (1)  Annual Report on Form 10-K for the year ended December 31, 1998;

     (2)  Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

     (3)  Quarterly Report on Form 10-Q for the quarter ended June 30, 1999;

     (4)  Quarterly Report on Form 10-Q for the quarter ended September 30,
          1999;

     (5)  Current Report on Form 8-K filed January 7, 1999;

     (7)  Current Report on Form 8-K dated April 22, 1999;

     (8)  Form 8-A dated April 22, 1999;

     (9) The updated description of common stock contained in Item 5 of the Quarterly Report on Form 10-Q for the quarter ended September 30, 1999; and

     (10) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act by Southwest Bancorp, Inc. since the end of the year covered in its Annual Report referred to in (1) above.

     All documents filed by Southwest Bancorp, Inc. pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof, and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby shall have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.  Description of Securities

     As the securities to be issued pursuant to this registration statement are registered under Section 12 of the Securities Exchange Act of 1934, this item is inapplicable.

ITEM 5.  Interest of Named Experts and Counsel.

     Not Applicable.

ITEM 6.  Indemnification of Directors and Officers

Section 1031 of the Oklahoma General Corporation Act sets forth circumstances under which directors, officers, employees and agents may be insured or indemnified against liability which they may incur in their capacities.

     Article XV of the Amended and Restated Certificate of Incorporation of the Company provides that the Company shall indemnify any individual who is or was a director, officer, employee or agent of the Company, and any individual who serves or served at the Company's request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in any proceeding in which the individual is made a party as a result of his or her service in such capacity, if the individual acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal proceeding, he or she had no reasonable cause to believe the conduct was unlawful, unless such indemnification would be prohibited by law. An individual will not be indemnified in connection with a proceeding by or in the right of the Company in which the individual was adjudged liable to the Company, unless the court in which the suit was brought determines the individual is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances.

ITEM 7.  Exemption From Registration Claimed.

     As no restricted securities are to be reoffered or resold pursuant to this registration statement, this item is inapplicable.

ITEM 8.  Exhibits.

     The exhibits required by Item 601 of Regulation S-K and this item are included following the Exhibit Index at Page R-6 hereof.

ITEM 9.  Undertakings.

     The Registrant hereby undertakes that it will:

     (1) file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to: (i) include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Act"); (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement; unless, with respect to (i) and (ii), if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) for determining liability under the Act, treat each post-effective amendment as a new registration statement relating to the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stillwater, State of Oklahoma on December 6, 1999.


                                        By:  /s/ Rick J. Green
                                            -----------------------------
                                        Rick J. Green, President
                                        and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                              Title                      Date

/s/ Kerby Crowell            Executive Vice President       December 6, 1999
---------------------------  and
Kerby Crowell                Chief Financial Officer

/s/ James E. Berry II*       Director                       December 6, 1999
---------------------------
James E. Berry, II

/s/ Joyce P. Berry*          Director                       December 6, 1999
---------------------------
Joyce P. Berry

/s/ Tom D. Berry*            Director                       December 6, 1999
---------------------------
Tom D. Berry

/s/ Joe Berry Cannon*        Director                       December 6, 1999
---------------------------
Joe Berry Cannon

/s/ J. Berry Harrison*       Director                       December 6, 1999
---------------------------
J. Berry Harrison

/s/ Erd M. Johnson*          Director                       December 6, 1999
---------------------------
Erd M. Johnson

/s/ David P. Lambert*        Director                       December 6, 1999
---------------------------
David P. Lambert

/s/ Alfred L. Litchenburg*   Director                       December 6, 1999
---------------------------
Alfred L. Litchenburg

/s/ Robert L. McCormick      Director, Chairman of          December 6, 1999
---------------------------  the Board
Robert L. McCormick

/s/ Linford R. Pitts*        Director                       December 6, 1999
---------------------------
Linford R. Pitts
Director

/s/ Robert  B. Rodgers*      Director, Vice Chairman        December 6, 1999
---------------------------  of the Board

Robert B. Rodgers

/s/ Stanley R. White         Director                           December 6, 1999
---------------------------  Chief Lending Officer
Stanley R. White             Stillwater National Bank
                             & Trust Company


*By:    /s/ Robert L. McCormick
        -------------------------------------
        Robert L. McCormick, Attorney in Fact

                               Index to Exhibits


Exhibit Number      Description
--------------      -----------

4                 Southwest Bancorp, Inc. 1999 Stock Option Plan

5                 Opinion of Kennedy, Baris & Lundy, L.L.P.

23.1              Consent of Kennedy, Baris & Lundy, L.L.P., included in
                  Exhibit 5

23.2              Consent of Deloitte & Touche LLP

24                Power of Attorney

                                   EXHIBIT 4

                             SOUTHWEST BANCORP, INC.
                             1999 STOCK OPTION PLAN

     1. Purpose of the Plan.

     The purpose of this Southwest Bancorp, Inc. 1999 Stock Option Plan (the "Plan") is to advance the interests of Southwest by providing directors and selected key Employees of Stillwater National, Southwest, and their Affiliates with the opportunity to acquire shares of Southwest's' common stock. By encouraging stock ownership, Southwest seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility; to provide additional incentive to directors and key Employees of Southwest or any Affiliate to promote the success of the business as measured by the value of its shares; and generally to increase the commonality of interests among directors, key employees and other shareholders.

     The Plan is intended to replace the Southwest Bancorp, Inc. 1994 Stock Option Plan (the "1994 Plan") upon this Plan's approval by shareholders of Southwest. Options issued under the 1994 Plan will continue in effect and will be subject to the requirements of the 1994 Plan, but no new options will be granted under the 1994 Plan after this Plan is approved by shareholders.

     The Plan is not intended as an agreement or promise of employment. Neither the Plan, nor any Option granted pursuant to the Plan, confers on any person any right to continue in the employ of Southwest. The right of Southwest, Stillwater National, or any of their affiliates to terminate the employment of an Employee is not limited by the Plan or by any Option granted pursuant to the Plan unless such right is specifically described by the terms of any such Option.

     2. Definitions.

     (a) "Affiliate" shall mean any "parent corporation" or "subsidiary corporation" of Southwest, as such terms are defined in Section 424(e) and (f), respectively, of the Code.

     (b) "Agreement" shall mean a written agreement entered into in accordance with Paragraph 5(c).

     (c) "Awards" shall mean, collectively, Options, SARs, and Restricted Stock, unless the context clearly indicates a different meaning.

     (d) "Board" shall mean the Board of Directors of Southwest.

     (e) "Change in Control" shall mean any one of the following events occurring after the Effective Date: (1) the acquisition of ownership, holding or power to vote more than 51% of any class if voting securities of Stillwater National or Southwest, (2) the acquisition of the power to control the election of a majority of Stillwater National's or Southwest's directors, (3) the exercise of a controlling influence over the management or policies of Stillwater National or Southwest by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934), or
(4) the failure of Continuing Directors to constitute at least two-thirds of the Board of Directors of Southwest or Stillwater National (the "Southwest Board") during any period of two consecutive years. For purposes of this Plan, "Continuing Directors" shall include only those individuals who were members of Southwest Board at the Effective Date and those other individuals whose election or nomination for election as a member of Southwest Board was approved by a vote of at least two-thirds of the Continuing Directors then in office. For purposes of this subparagraph only, the term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. The decision of the Committee as to whether a change in control has occurred shall be conclusive and binding.

     (f) "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (g) "Committee" shall mean the Stock Option Committee appointed by the Board in accordance with Paragraph 5(a) hereof.

     (h) "Common Stock" shall mean the common stock, par value $1.00 per share, of Southwest.

     (i) "Continuous Service" shall mean the absence of any interruption or termination of service as an Employee of Southwest or any present or future Affiliate. Continuous Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by Southwest or in the case of transfers between payroll locations of Southwest or among Southwest, Stillwater National or any other Affiliate.

     (j) "Effective Date" shall mean the date specified in Paragraph 14 hereof.

     (k) "Employee" shall mean any person employed by Southwest or by an Affiliate.

     (l) "Exercise Price" shall mean the price per Optioned Share at which an Option or SAR may be exercised.

     (m) "ISO" means an option to purchase Common Stock which meets the requirements set forth in the Plan, and which is intended to be and is identified as an "incentive stock option" within the meaning of Section 422 of the Code.


                                      4-1

     (n) "Market Value" shall mean the fair market value of the Common Stock, as determined under Paragraph 7(b) hereof.

     (o) "Non-Employee Director" means any member of the Board who, at the time discretion under the Plan is exercised, is a "Non-Employee Director" within the meaning of Rule 16b-3.

     (p) "Non-ISO" means an option to purchase Common Stock which meets the requirements set forth in the Plan but which is not intended to be and is not identified as an ISO, except in the circumstance described in Section 6(b) of the Plan.

     (q) "Option" means an ISO and/or a Non-ISO.

     (r) "Optioned Shares" shall mean Shares subject to an Option granted pursuant to this Plan.

     (s) "Outstanding Shares" shall mean the total shares of Common Stock which have been issued and which (a) are not held as treasury shares, and (b) have not been cancelled or retired by Southwest.

     (t) "Parent" shall mean any present or future corporation that would be a "parent corporation" as defined in Subsections 424(e) and (g) of the Code.

     (u) "Participant" shall mean any person who receives an Award pursuant to the Plan.

     (v) "Plan" shall mean the Southwest Bancorp, Inc. 1994 Stock Option Plan.

     (w) "Restricted Stock" means Common Stock which is subject to restrictions against transfer and forfeiture and such other terms and conditions determined by the Committee, as provided in Paragraph 10.

     (x) "Rule 16b-3" shall mean Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

     (y) "SAR" (or "Stock Appreciation Right") means a right to receive the appreciation in value, or a portion of the appreciation in value, of a specified number of shares of Common Stock.

     (z) "Share" shall mean one share of Common Stock.

     (aa) "Southwest" shall mean Southwest Bancorp, Inc.

     (bb) "Stillwater National" shall mean Stillwater National Bank & Trust Company.

     (cc) "Subsidiary" shall mean any present or future corporation which would be a "subsidiary corporation" as defined in Subsections 424(f) and (g) of the Code.

     (dd) "Transaction" means (i) the liquidation or dissolution of the Company,
(ii) a merger or consolidation in which the Company is not the surviving entity; or (iii) the sale or disposition of all or substantially all of the Company's assets.

     3. Term of the Plan and Awards.

     (a) Term of the Plan. The Plan shall continue in effect for a term of ten years from the Effective Date, unless sooner terminated pursuant to Paragraph 18 hereof. No Award shall be granted under the Plan after ten years from the Effective Date.

     (b) Term of Awards. The term of each Award granted under the Plan shall be established by the Committee, but shall not exceed 10 years; provided, however, that in the case of an Employee who owns Shares representing more than 10% of the outstanding shares of Common Stock at the time an ISO is granted, the term of such ISO shall not exceed five years.

     4. Shares Subject to the Plan.

     (a) General Rule. Except as otherwise required by the provisions of Paragraph 12 hereof, the aggregate number of Shares deliverable pursuant to Awards shall not exceed 420,000 Shares. Optioned Shares may either be authorized but unissued Shares or Shares held in treasury. If Awards should expire, become unexercisable or be forfeited for any reason without having been exercised or become vested in full, the Optioned Shares shall, unless the Plan shall have been terminated, be available for the grant of additional Awards under the Plan.

     (b) Special Rule for SARs. The number of Shares with respect to which an SAR is granted, but not the number of Shares which Southwest delivers or could deliver to an Employee or individual upon exercise of an SAR, shall be charged against the aggregate number of Shares remaining available under the Plan; provided, however, that in the case of an SAR granted in conjunction with an Option, under circumstances in which the exercise of the SAR results in termination of the Option and vice versa, only the number of Shares subject to the Option shall be charged against the aggregate number of Shares remaining available under the Plan. The Shares involved in an Option as to which option rights have terminated by reason of the exercise of a related SAR, as provided in Paragraph 9 hereof, shall not be available for the grant of further Options under the Plan.



                                      4-2

     5. Administration of the Plan.

     (a) Composition of the Committee. The Plan shall be administered by the Committee, which shall consist of not less than three (3) Directors appointed by the Board. Members of the Committee may be Employee Directors or Non-Employee Directors, and shall serve at the pleasure of the Board. In the absence at any time of a duly appointed Committee, the Plan shall be administered by the Board.

     (b) Powers of the Committee. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion (i) to select Participants and grant Awards, (ii) to determine the form and content of Awards to be issued in the form of Agreements under the Plan, (iii) to interpret the Plan, (iv) to prescribe, amend and rescind rules and regulations relating to the Plan, and (v) to make other determinations necessary or advisable for the administration of the Plan. The Committee shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be deemed the action of the Committee.

     (c) Agreement. Each Award shall be evidenced by a written agreement containing such provisions as may be approved by the Committee. Each such Agreement shall constitute a binding contract between Southwest and the Participant, and every Participant, upon acceptance of such Agreement, shall be bound by the terms and restrictions of the Plan and of such Agreement. The terms of each such Agreement shall be in accordance with the Plan, but each Agreement may include such additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan. In particular, the Committee shall set forth in each Agreement (i) the Exercise Price of an Option or SAR, (ii) the number of Shares subject to, and the expiration date of, the Award, (iii) the manner, time and rate (cumulative or otherwise) of exercise or vesting of such Award, and (iv) the restrictions, if any, to be placed upon such Award, or upon Shares which may be issued upon exercise of such Award.

     The Chairman of the Committee and such other officers as shall be designated by the Committee are hereby authorized to execute Agreements on behalf of Southwest and to cause them to be delivered to the recipients of Awards.

     (d) Effect of the Committee's Decisions. All decisions, determinations and interpretations of the Committee shall be final and conclusive on all persons affected thereby.

     (e) Indemnification. In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by Southwest in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any Award, granted hereunder to the full extent provided for under Southwest's Certificate of Incorporation or Bylaws with respect to the indemnification of Directors.

     6. Grant of Options.

     (a) General Rule. The Committee, in its sole discretion, may grant ISO's or Non-ISOs to Employees of the Company or its Affiliates and may grant Non- ISOs to Directors or directors of Affiliates.

     (b) Special Rules for ISOs. The aggregate Market Value, as of the date the Option is granted, of the Shares with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under all incentive stock option plans, as defined in Section 422 of the Code, of Southwest or any present or future Parent or Subsidiary of Southwest) shall not exceed $100,000. Notwithstanding the prior provisions of this paragraph, the Committee may grant Options in excess of the foregoing limitations, in which case such Options granted in excess of such limitation shall be Options which are Non-ISOs.

     7. Exercise Price for Options.

     (a) Limits on Committee Discretion. The Exercise Price as to any particular Option granted under the Plan shall not be less than the Market Value of the Optioned Shares on the date of grant. In the case of an Employee who owns Shares representing more than 10% of Southwest's Outstanding Shares of Common Stock at the time an ISO is granted, the Exercise Price shall not be less than 110% of the Market Value of the Optioned Shares at the time the ISO is granted.

     (b) Standards for Determining Exercise Price. If the Common Stock is listed on a national securities exchange (including the NASDAQ National Market) on the date in question, then the Market Value per Share shall be not less than the average of the highest and lowest selling price on such exchange on such date, or if there were no sales on such date, then the Exercise Price shall be not less than the mean between the bid and asked price on such date. If the Common Stock is traded otherwise than on a national securities exchange on the date in question, then the Market Value per Share shall be not less than the mean between the bid and asked price on such date, or, if there is no bid and asked price on such date, then on the next prior

                                      4-3
business day on which there was a bid and asked price. If no such bid and asked price is available, then the Market Value per Share shall be its fair market value as determined by the Committee, in its sole and absolute discretion.

     (c) Reissuance of Options and SARs. Notwithstanding anything herein to the contrary, the Committee shall have the authority to cancel outstanding Options and/or SARs with the consent of the Participant and to reissue new Options and/or SARs at a lower Exercise Price equal to the then Market Value per share of Common Stock in the event that the Market Value per share of Common Stock at any time prior to the date of exercise of outstanding Options and/or SARs falls below the Exercise Price.

     8. Exercise of Options.

     (a) Generally. Any Option granted hereunder shall be exercisable at such times and under such conditions as shall be permissible under the terms of the Plan and of the Agreement granted to a Participant. An Option may not be exercised for a fractional Share.

     (b) Procedure for Exercise. A Participant may exercise Options, subject to provisions relative to its termination and limitations on its exercise, only by
(1) written notice of intent to exercise the Option with respect to a specified number of Shares, and (2) payment to Southwest (contemporaneously with delivery of such notice) in cash, in Common Stock, or a combination of cash and Common Stock, of the amount of the Exercise Price for the number of Shares with respect to which the Option is then being exercised. Each such notice (and payment where required) shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Treasurer of Southwest at Southwest's executive offices. Common Stock utilized in full or partial payment of the Exercise Price for Options shall be valued at its Market Value at the date of exercise.

     (c) Notwithstanding the provisions of any Option that provides for its exercise in installments as designated by the Committee, such Option shall become immediately exercisable upon the Optionee's death or Permanent and Total Disability.

     (d) Period of Exercisability-ISOs. An ISO may be exercised by an Optionee only while the Optionee is an Employee and has maintained Continuous Service from the date of the grant of the ISO, or within three months after termination of such Continuous Service (but not later than the date on which the Option would otherwise expire), except if the Employee's Continuous Service terminates by reason of -

          (1) "Just Cause" which for purposes hereof shall have the meaning set forth in any unexpired employment or severance agreement between the Optionee and the Company or any Affiliate (and, in the absence of any such agreement, means termination because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order), then the Optionee's rights to exercise such ISO shall expire on the date of such termination;

          (2) Death, then an ISO of the deceased Optionee may be exercised within two years from the date of his death (but not later than the date on which the Option would otherwise expire) by the personal representatives of his estate or person or persons to whom his rights under such ISO shall have passed by will or by laws of descent and distribution;

          (3) Permanent and Total Disability (as such term is defined in Section 22(e)(3) of the Code), then an ISO may be exercised within one year from the date of such Permanent and Total Disability, but not later than the date on which the ISO would otherwise expire.

     (e) Period of Exercisability-Non-ISOs. Except to the extent otherwise provided in the terms of an Agreement, a Non-ISO may be exercised by an Optionee only while such Optionee is an Employee, a Director, or a director of an Affiliate, or within three months after termination of such service (but not later than the date on with the Option would otherwise expire), except if the Optionee's service terminates by reason of -

          (1) "Just Cause" which for purposes hereof shall have the meaning set forth in any unexpired employment or severance agreement between the Optionee and the Company or any Affiliate (and, in the absence of any such agreement, means termination because of the Optionee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order), then the Optionee's rights to exercise such Non-ISO shall expire on the date of such termination; or

          (2) Removal from the Board or the Bank Board pursuant to the respective Articles of Incorporation, then the Optionee's rights to exercise such Non-ISO shall expire on the date of such removal.

                                      4-4

          (3) Death, then a Non-ISO of the deceased Optionee may be exercised within two years from the date of his death (but not later than the date on which the Option would otherwise expire) by the personal representatives of his estate or person or persons to whom his rights under such Non-ISO shall have passed by will or by laws of descent and distribution or otherwise shall have transferred pursuant to this Plan;

          (4) Permanent and Total Disability (as such term is defined in Section 22(e)(3) of the Code), then a Non-ISO may be exercised within one year from the date of such Permanent and Total Disability, but not later than the date on which the ISO would otherwise expire.

     (f) Effect of the Committee's Decisions. The Committee's determination whether a Participant's Continuous Service has ceased, and the effective date thereof shall be final and conclusive on all persons affected thereby.

     9.   SARs (Stock Appreciation Rights)

     (a) Granting of SARs. In its sole discretion, the Committee may from time to time grant SARs to Employees either in conjunction with, or independently of, any Options granted under the Plan. An SAR granted in conjunction with an Option may be an alternative right wherein the exercise of the Option terminates the SAR to the extent of the number of shares purchased upon exercise of the Option and, correspondingly, the exercise of the SAR terminates the Option to the extent of the number of Shares with respect to which the SAR is exercised. Alternatively, an SAR granted in conjunction with an Option may be an additional right wherein both the SAR and the Option may be exercised. An SAR may not be granted in conjunction with an ISO under circumstances in which the exercise of the SAR affects the right to exercise the ISO or vice versa, unless the SAR, by its terms, meets all of the following requirements:

          (1)  The SAR will expire no later than the ISO;

          (2) The SAR may be for no more than the difference between the Exercise Price of the ISO and the Market Value of the Shares subject to the ISO at the time the SAR is exercised;

          (3) The SAR is transferable only when the ISO is transferable, and under the same conditions;

          (4)  The SAR may be exercised only when the ISO may be exercised; and

          (5) The SAR may be exercised only when the Market Value of the Shares subject to the ISO exceeds the Exercise Price of the ISO.

     (b) Exercise Price. The Exercise Price as to any particular SAR shall not be less than the Market Value of the Optioned Shares on the date of grant.

     (c) Timing of Exercise. Any election by a Participant to exercise SARs shall be made during the period beginning on the 3rd business day following the release for publication of quarterly or annual financial information and ending on the 12th business day following such date. This condition shall be deemed to be satisfied when the specified financial data is first made publicly available. In no event, however, may an SAR be exercised within the six-month period following the date of its grant.

     (d) Exercise of SARs. An SAR granted hereunder shall be exercisable at such times and under such conditions as shall be permissible under the terms of the Plan and of the Agreement granted to a Participant, provided that an SAR may not be exercised for a fractional Share. Upon exercise of an SAR, the Participant shall be entitled to receive, without payment to Southwest except for applicable withholding taxes, an amount equal to the excess of (or, in the discretion of the Committee if provided in the Agreement, a portion of) the excess of the then aggregate Market Value of the number of Optioned Shares with respect to which the Participant exercises the SAR, over the aggregate Exercise Price of such number of Optioned Shares. This amount shall be payable by Southwest, in the discretion of the Committee, in cash or in Shares valued at the then Market Value thereof, or any combination thereof. The provisions of Paragraphs 8(c) and 8(e) regarding the period of exercisability of Options are incorporated by reference herein, and shall determine the period of exercisability of SARs.

     (e) Procedure for Exercising SARs. To the extent not inconsistent herewith, the provisions of Paragraph 8(b) as to the procedure for exercising Options are incorporated by reference, and shall determine the procedure for exercising SARs.

     10.  Restricted Stock Awards.

     Any Share of Restricted Stock which the Committee may grant to key Employees shall be subject to the following terms and conditions, and to such other terms and conditions as are either applicable generally to Awards, or prescribed by the Committee in the applicable Agreement:

     (a) Restriction Period. At the time of each award of Restricted Stock, there shall be established for the Restricted Stock a restriction period, which shall be no less than 6 months and no greater than 5 years (the "Restriction Period"). Such Restriction Period may differ among Participants and may have different expiration dates with respect to portions of shares of

                                      4-5

Restricted Stock covered by the same award.

     (b) Vesting Restrictions. The Committee shall determine the restrictions applicable to the award of Restricted Stock, including, but not limited to, requirements of Continuous Service for a specified term, or the attainment of specific corporate, divisional or individual performance standards or goals, which restrictions may differ with respect to each Participant. The Agreement shall provide for forfeiture of Shares covered thereby if the specified restrictions are not met during the Restriction Period, and may provide for early termination of any Restriction Period in the event of satisfaction of the specified restrictions prior to expiration of the Restricted Period.

     (c) Vesting upon Death, Disability, or Retirement. The Committee shall set forth in the Agreement the percentage of the award of Restricted Stock which shall vest in the Participant in the event of death, disability or retirement prior to the expiration of the Restriction Period or the satisfaction of the restrictions applicable to an award of Restricted Stock.

     (d) Acceleration of Vesting. Notwithstanding the Restriction Period and the restrictions imposed on the Restricted Stock, as set forth in any Agreement, the Committee may shorten the Restriction Period or waive any restrictions, if the Committee concludes that it is in the best interests of Southwest to do so.

     (e) Ownership; Voting. Stock certificates shall be issued in respect of Restricted Stock awarded hereunder and shall be registered in the name of the Participant, whereupon the Participant shall become a shareholder of Southwest with respect to such Restricted Stock and shall, to the extent not inconsistent with express provisions of the Plan, have all the rights of a shareholder, including but not limited to the right to receive all dividends paid on such Shares and the right to vote such Shares. Said stock certificates shall be deposited with Southwest or its designee, together with a stock power endorsed in blank, and the following legend shall be placed upon such certificates reflecting that the shares represented thereby are subject to restrictions against transfer and forfeiture:

         "The transferability of this certificate and the shares of stock represented thereby are subject to the terms and conditions (including forfeiture) contained in the 1994 Stock Option Plan of Southwest Bancorp, Inc., and an agreement entered into between the registered owner and Southwest Bancorp, Inc. Copies of such Plan and Agreement are on file in the offices of the Secretary of Southwest Bancorp, Inc., 608 South Main Street, Stillwater, Oklahoma 74074.

     (f) Lapse of Restrictions. At the expiration of the Restricted Period applicable to the Restricted Stock, Southwest shall deliver to the Participant, or the legal representative of the Participant's estate, or if the personal representative of the Participant's estate shall have assigned the estate's interest in the Restricted Stock, to the person or persons to whom his rights under such Stock shall have passed by assignment pursuant to his will or to the laws of descent and distribution, the stock certificates deposited with it or its designee and as to which the Restricted Period has expired and the requirements of the restrictions have been met. If a legend has been placed on such certificates, Southwest shall cause such certificates to be reissued without the legend.

     (g) Forfeiture of Restricted Stock. The Agreement shall provide for forfeiture of any Restricted Stock which is not vested in the Participant or for which the restrictions have not been satisfied during the Restriction Period.

     11. Effect of Changes in Control and Changes in Common Stock Subject to the Plan.

     (a) Effects of Change in Control.

         (1) Notwithstanding the provisions of any Award that provides for its exercise or vesting in installments, all Awards shall be immediately exercisable and fully vested upon a Change in Control.

         (2) At the time of a Change in Control, each Optionee shall, at the sole and absolute discretion of the Committee, be entitled to receive a cash payment in an amount equal to the excess of the Market Value of the Shares subject to such Option over the Exercise Price of such Option, provided that in no event may an Option be cancelled in exchange for cash within the six-month period following the date of its grant. For purposes of calculating this payment, the Market Value shall be the Market Value at the date of the Change in Control as determined by the Committee.

         (3) In the event there is a Transaction, all outstanding Awards shall be surrendered. With respect to each Award so surrendered, the Committee shall in its sole and absolute discretion determine whether the holder of each Award so surrendered shall receive--

               (A) For each Share then subject to an outstanding Award, an Award for the number and kind of shares into which each Outstanding Share (other than Shares held by dissenting shareholders) is changed or exchanged, together with an appropriate adjustment to the Exercise Price in the case of Options and SARs; or

                                      4-6

               (B) With respect to Options, the number and kind of shares into which each Outstanding Share (other than Shares held by dissenting shareholders) is changed or exchanged in the Transaction that are equal in market value to the excess of the Market Value on the date of the Transaction of the Shares subject to the Option, over the Exercise Price of the Option; or

           (C) A cash payment (from the Company or the successor corporation), in an amount equal to the excess of the Market Value on the date of the Transaction of the Shares subject to the Award, less the Exercise Price of the Award in the case of Options and SARs.

       (4) The decision of the Committee as to whether a Change in Control has occurred shall be conclusive and binding.

   (b) Recapitalizations, Stock Splits, Etc. The number and kind of shares reserved for issuance under the Plan, and the number and kind of shares subject to outstanding Options and the Exercise Price thereof, shall be proportionately adjusted for any increase, decrease, change or exchange of Shares for a different number or kind of shares or other securities of the Company which results from a merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares, or similar event in which the number or kind of shares is changed without the receipt or payment of consideration by the Company.

   (c) Special Rule for ISOs. Any adjustment made pursuant to subparagraphs
(a)(3)(A) or (b) of this Paragraph shall be made in such a manner as not to constitute a modification, within the meaning of Section 424(h) of the Code, of outstanding ISOs.

   (d) Conditions and Restrictions on New, Additional, or Different Shares or Securities. If, by reason of any adjustment made pursuant to this Paragraph, an Optionee becomes entitled to new, additional, or different shares of stock or securities, such new, additional, or different shares of stock or securities shall thereupon be subject to all of the conditions and restrictions which were applicable to the Shares pursuant to the Option before the adjustment was made.

   (e) Other Issuances. Except as expressly provided in this Paragraph, the issuance by the Company or an Affiliate of shares of stock of any class, or of securities convertible into Shares or stock of another class, for cash or property or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, shall not affect, and no adjustment shall be made with respect to, the number, class, or Exercise Price of Shares then subject to Options or reserved for issuance under the Plan.

   12. Non-Transferability of Options.

   (a) ISOs may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, or pursuant to the terms of a "qualified domestic relations order" (within the meaning of Section 414(p) of the Code and the regulations and rulings thereunder).

   (b) Awards other than ISO's may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, pursuant to the terms of a "qualified domestic relations order" (within the meaning of Section 414(p) of the Code and the regulations and rulings thereunder), or, in the sole discretion of the Committee, in connection with a transfer for estate or retirement planning purposes to a trust established for such purposes.

   13. Time of Granting Awards.

   The date of grant of an Award shall, for all purposes, be the later of the date on which the Committee makes the determination of granting such Award, and the Effective Date. Notice of the determination shall be given to each Participant to whom an Award is so granted within a reasonable time after the date of such grant.

   14. Effective Date.

   The Plan shall be effective as of February 18, 1999. Awards may be made prior to approval of the Plan by the shareholders of Southwest if the exercise of Awards in the form of Options and/or SARs, and the vesting of Awards in the form of Restricted Stock, are conditioned upon shareholder approval of the Plan.

   15.  Approval by Shareholders.

   The Plan shall be approved by shareholders of Southwest within twelve (12) months before or after the Effective Date.

   16. Modification of Awards.

                                      4-7

     At any time, and from time to time, the Board may authorize the Committee to direct execution of an instrument providing for the modification of any outstanding Award, provided no such modification shall confer on the holder of said Award any right or benefit which could not be conferred on him by the grant of a new Award at such time, or impair the Award without the consent of the holder of the Award.

     17. Amendment and Termination of the Plan.

     The Board may from time to time amend the terms of the Plan and, with respect to any Shares at the time not subject to Awards, suspend or terminate the Plan; provided that the provisions of Paragraph 9 may not be amended more than once every six months (other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder), and provided further that any amendment that is "material" within the meaning of Rule 16b-3 shall be subject to shareholder approval.

     No amendment, suspension or termination of the Plan shall, without the consent of any affected holders of an Award, alter or impair any rights or obligations under any Award theretofore granted.

     18. Conditions Upon Issuance of Shares.

     (a) Compliance with Securities Laws. Shares of Common Stock shall not be issued with respect to any Award unless the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law, and the requirements of any stock exchange upon which the Shares may then be listed. The Plan is intended to comply with Rule 16b-3, and any provision of the Plan which the Committee determines in its sole and absolute discretion to be inconsistent with said Rule shall, to the extent of such inconsistency, be inoperative and null and void, and shall not affect the validity of the remaining provisions of the Plan.

     (b) Special Circumstances. The inability of Southwest to obtain approval from any regulatory body or authority deemed by Southwest's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve Southwest of any liability in respect of the non-issuance or sale of such Shares. As a condition to the exercise of an Option or SAR, Southwest may require the person exercising the Option or SAR to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

     (c) Committee Discretion. The Committee shall have the discretionary authority to impose in Agreements such restrictions on Shares as it may deem appropriate or desirable, including but not limited to the authority to impose a right of first refusal or to establish repurchase rights or both of these restrictions.

     19. Reservation of Shares.

     Southwest, during the term of the Plan, will reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.

     20. Withholding Tax.

     Southwest's obligation to deliver dividends on Restricted Stock, or to deliver Shares upon exercise of Options and/or SARs or upon the vesting of Restricted Stock (or such earlier time that the Participant makes an election under Section 83(b) of the Code) shall be subject to the Participant's satisfaction of all applicable federal, state and local income and employment tax withholding obligations. The Committee, in its discretion, may permit the Participant to satisfy the obligation, in whole or in part, by irrevocably electing to have Southwest withhold Shares, or to deliver to Southwest Shares that he already owns, having a value equal to the amount required to be withheld. The value of Shares to be withheld, or delivered to Southwest, shall be based on the Market Value of the Shares on the date the amount of tax to be withheld is to be determined. As an alternative, Southwest may retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

     21. No Employment or Other Rights.

     In no event shall an Employee's eligibility to participate or participation in the Plan create or be deemed to create any legal or equitable right of the Employee or any other party to continue service with Southwest, Stillwater National, or any Affiliate of such corporations. No Employee shall have a right to be granted an Award or, having received an Award, the right

                                      4-8
to again be granted an Award. However, an Employee who has been granted an Award may, if otherwise eligible, be granted an additional Award or Awards.

     22. Governing Law.

     The Plan shall be governed by and construed in accordance with the laws of the State of Oklahoma, except to the extent that federal law shall be deemed to apply.

     23. Successors and Assigns. The Plan shall be binding upon the Company's successors and assigns.


                                    * * * *

                                      4-9

                                   EXHIBIT 5

                         KENNEDY, BARIS & LUNDY, L.L.P.
                               ATTORNEYS AT LAW
                                  SUITE P-15
                           4701 SANGAMORE ROAD
       TEXAS OFFICE:        BETHESDA, MD  20816         WASHINGTON DC OFFICE:
        SUITE 1775             (301) 229-3400               SEVENTH FLOOR
   112 EAST PECAN STREET    FAX: (301) 229-2443            1225 NINETEENTH
   SAN ANTONIO, TX  78205                                     STREET, NW
      (210) 228-9500                                     WASHINGTON, DC  20036
     FAX: (210) 228-0781                                     (202) 835-0313
                                                          FAX: (202) 835-0319


                               December   , 1999

Board of Directors
Southwest Bancorp, Inc.
608 South Main Street
Stillwater, Oklahoma 74074

Ladies and Gentlemen:

     As special legal counsel to Southwest Bancorp, Inc. (the "Southwest"), we have participated in the preparation of Southwest's Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the issuance of shares (the "Shares") of Southwest's Common Stock pursuant to the exercise of options outstanding under the Southwest Bancorp, Inc. 1999 Stock Option Plan (the "Plan").

     As counsel to Southwest, we have examined such corporate records, certificates and other documents of Southwest, and made such examinations of law and other inquiries of such officers of Southwest, as we have deemed necessary or appropriate for purposes of this opinion. Based upon such examinations we are of the opinion that the Shares, when issued in accordance with the provisions of the Plan and the options granted pursuant thereto, will be duly authorized, validly issued, fully paid and non-assessable shares of the Common Stock of Southwest.

     We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement on Form S-8 filed by Southwest and to the reference to our firm contained therein.

                                         Very truly yours,



                                         /s/ Kennedy, Baris & Lundy, L.L.P.

                                 EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Southwest Bancorp, Inc. on Form S-8 (Southwest Bancorp, Inc. 1999 Stock Option
Plan) of our report, dated February 5, 1999 (except for Note 19, as to which the date is March 19, 1999), incorporated by reference in the Annual Report on Form 10-K of Southwest Bancorp, Inc. for the year ended December 31, 1998.

                                                       /s/ Deloitte & Touche LLP



Oklahoma City, Oklahoma
December 6, 1999

                                  EXHIBIT 24


                               POWER OF ATTORNEY

     We, the undersigned directors of Southwest Bancorp, Inc.(the "Registrant"), hereby severally constitute and appoint Robert L. McCormick, our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said person may deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the preparation and filing of a registration statement on Form S-8 for the Southwest Bancorp, Inc. 1999 Stock Option Plan and the registration of the securities described therein under the federal securities laws and the laws of the various states, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below such registration statement and any amendments thereto and any document or filing necessary or appropriate in connection with offering described therein; and we hereby approve, ratify and confirm all that said person shall do or cause to be done by virtue thereof.


Signature                        Date

/s/ James E. Berry II        June 24, 1999
---------------------------
James E. Berry, II
Director

/s/ Joyce P. Berry           June 24, 1999
---------------------------
Joyce P. Berry
Director

/s/ Tom D. Berry             June 24, 1999
---------------------------
Tom D. Berry
Director

/s/ Joe Berry Cannon         June 24, 1999
---------------------------
Joe Berry Cannon
Director

/s/ J. Berry Harrison        June 24, 1999
---------------------------
J. Berry Harrison
Director

/s/ Erd M. Johnson           June 24, 1999
---------------------------
Erd M. Johnson
Director

/s/ David P. Lambert         June 24, 1999
---------------------------
David P. Lambert
Director

/s/ Alfred L. Litchenburg    June 24, 1999
---------------------------
Alfred L. Litchenburg
Director

/s/ Linford R. Pitts         June 24, 1999
---------------------------
Linford R. Pitts
Director

/s/ Robert  B. Rodgers       June 24, 1999
---------------------------
Robert B. Rodgers
Director, Vice Chairman